UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2007

(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of	Commission File Number	(I.R.S. Employer incorporation) Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01  Other Events
Key has previously reported on its on-going litigation with Swiss Reinsurance America Corporation (“Swiss Re”) in the United States Federal District Court in Ohio relating to insurance coverage of the residual value of certain automobile leases through Key Bank USA (the “Residual Value Litigation”).
On February 13, 2007, Key and Swiss Re entered into an agreement to settle the Residual Value Litigation, subject to certain conditions. On February 16, 2007, the conditions to settlement were satisfied. Under the settlement agreement, Swiss Re will pay Key $279 million in two installments: $50 million on March 15, 2007, and $229 million on June 29, 2007. As a result of the settlement, Key will record a one-time gain of approximately $26 million ($17 million after tax, or $.04 per diluted common share), representing the difference between the proceeds received and the receivable recorded on Key’s balance sheet.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

(Registrant)

Date: February 20, 2007
/s/ Daniel R. Stolzer
	By:	Daniel R. Stolzer Vice President and Deputy General Counsel